EXHIBIT 10.3
AMENDMENT NO. 2
TO THE
TOREADOR RESOURCES CORPORATION
2005 LONG-TERM INCENTIVE PLAN
     TOREADOR RESOURCES CORPORATION, a Delaware corporation (the “Company”), pursuant to the authority granted in Article 9 of the Toreador Resources Corporation 2005 Long-Term Incentive Plan (the “Plan”), hereby amends the Plan, effective as of March 12, 2008, to update the provision in the Plan governing capital adjustments made with respect to “Awards” (as defined in the Plan) granted pursuant to the Plan.
     1. Effective as of March 12, 2008, Article 11 is hereby amended by deleting said Article in its entirety and substituting in lieu thereof the following:
ARTICLE 11
CAPITAL ADJUSTMENTS
     In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (vi) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.
     Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

     2. Except as amended hereby, the Plan, as previously amended, shall remain in full effect.
     IN WITNESS WHEREOF, the Plan is amended effective as of the dates set forth above.

TOREADOR RESOURCES CORPORATION
By:	/s/ Nigel Lovett
	Name:	Nigel Lovett
	Title:	President and Chief Executive Officer

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